CONTACT:	Michal D. Cann - President & CEO Rick A. Shields - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY FIRST QUARTER NET INCOME INCREASES 87%;
REVENUES AND LOANS SHOW DOUBLE-DIGIT GROWTH

OAK HARBOR, WA – April 20, 2005 – Washington Banking Company (Nasdaq: WBCO) today reported that a focus on improving credit quality at its Whidbey Island Bank subsidiary contributed to record net income in the first quarter of 2005. Revenues grew 12%, while net income grew 87% to $2.0 million in the quarter ended March 31, 2005, compared to $1.1 million for the like quarter a year ago.

Earnings per diluted share increased 80% to $0.27, compared to $0.15 per diluted share in the first quarter of 2004. Results in the first quarter last year were negatively impacted by $0.02 per diluted share from the operating loss associated with Washington Funding Group (WFG), a wholesale mortgage funding subsidiary that was closed in mid-2004. Excluding this discontinued operation, earnings per diluted share grew 59% to $0.27, versus $0.17 in the first quarter of 2004. All per share data has been adjusted to reflect the 4-for-3 stock split announced earlier this week, to be paid on May 17, to shareholders of record as of May 2, 2005.

“The I-5 corridor between Seattle and Canada is a great place to be doing business right now,” stated Michal Cann, President and CEO. “Whidbey Island Bank remains a profitable institution, and our success in the first quarter has laid the foundation for what should be a strong year.”

FINANCIAL HIGHLIGHTS

First quarter 2005 highlights, compared to a year ago, include:

  Profits increased 87% to a record $2.0 million.
  Return on average equity (ROE) improved to 16.38%.
  Return on average assets (ROA) improved to 1.24%.
  Strong balance sheet growth, with loans up 13% and checking and savings deposits up 11%.
  Real estate construction loans grew 40% and commercial real estate loans increased by 26%.
  Nonperforming loans, nonperforming assets, and net charge-offs all improved.
  Revenues grew 12%, reflecting double-digit increases in both net interest and noninterest income.
  Efficiency ratio improved by more than four percentage points to 63.10%.

“Our profitability ratios have shown dramatic improvement from a year ago, partially due to our focus on maximizing efficiencies,” Cann said. “ROE improved to 16.38% and ROA grew to 1.24% in the first quarter, numbers that stack up well against our peer group. In the first quarter last year, ROE was 9.85% and ROA was 0.74%, reflecting the operating loss at WFG.”

“Real estate lending was strong over the past year, and demand for commercial real estate loans remained steady in the first quarter of 2005,” stated Rick Shields, Senior Vice President and Chief Financial Officer. “We have made strides to diversify our loan mix while taking advantage of the opportunities in our market, although rising interest rates have predictably slowed mortgage refinancing activity. Looking forward, I see further opportunities in commercial lending, and anticipate that real estate construction activity will intensify as we get closer to summer.”

At March 31, 2005, total loans were $590.4 million, up 13% from $521.7 million a year prior. Consistent with management’s diversification strategy, consumer loans remained relatively flat from a year ago, but decreased to 30% of the portfolio, compared to 34% at the end of the first quarter last year. Real estate construction loans grew by 40% and represented 18% of total loans at quarter-end, compared to 15% at the end of the first quarter last year. Commercial real estate loans increased by 26% over the year, growing to 31% of total loans, from 28% of the portfolio at the end of March 2004. Single-family mortgages grew 20%, but remained at 7% of total loans. Commercial loans decreased to 14% of the portfolio, compared to 17% a year ago.

“As we have grown our loan portfolio, we have maintained firm underwriting standards and kept in close contact with our borrowers,” Cann said. “As a result, asset quality has improved on both a sequential quarter and year-over-year basis and net charge-offs are down substantially from a year ago.”

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WBCO – 1Q05 Profits Up 87%
April 20, 2005
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Non-performing loans declined to $2.7 million, or 0.45% of total loans at March 31, 2005, compared to $2.8 million, or 0.48% of total loans at the end of December 2004, and $4.5 million, or 0.86% of total loans a year ago. Non-performing assets decreased to $3.6 million, or 0.53% of total assets at the end of the first quarter of 2005, versus $4.0 million, or 0.61% of assets at year-end 2004, and $5.0 million, or 0.80% of total assets at the end of March last year.

Net charge-offs decreased to $276,000 in the first quarter, a significant improvement from $461,000 a year ago. The improving credit quality, changes in the loan mix and moderate loan growth in the first quarter resulted in a lower provision for loan losses of $425,000 in the first quarter 2005, compared to $825,000 in the first quarter last year. At March 31, 2005 the allowance for loan losses was $8.1 million, or 1.36% of total loans, compared with $6.5 million or 1.24% of loans at the end of the first quarter last year.

“We have grown our checking and savings deposits by 11% over the past year, while time deposits are up only 2%, resulting in 7% total deposit growth,” Shields said. “While competition for deposits in our market is fierce, we have been successful in growing our market share, and I believe that will continue as we emphasize relationship banking.”

Total deposits were $587.5 million at March 31, 2005, compared to $547.3 million a year earlier. Over the last year, checking and savings deposits have grown by $36.4 million, while time deposits have increased by just $3.8 million. As a result, low-interest and noninterest-bearing deposits were $374.1 million, or 64% of total deposits at the end of March 2005, versus $337.7 million, or 62% of deposits at the end of the first quarter last year. The net interest margin was 5.20% in the first quarter of 2005, compared to 5.23% in the fourth quarter of 2004, and 5.15% a year ago.

Shareholders’ equity increased 13% to $51.2 million at the end of March 2005, from $45.4 million at the end of the first quarter last year. Including the effect of the pending stock split, book value per share grew to $7.02 at quarter-end, from $6.29 at March 31, 2004.

“Revenues increased 12% to $9.5 million, from $8.5 million in the first quarter of 2004, reflecting our balance sheet growth and the impact of rising interest rates,” Shields said. “Net interest and non-interest income, the two components of revenues, increased 11% and 20%, respectively.” Net interest income increased to $7.8 million, compared to $7.0 million in the first quarter of 2004. Interest income increased to $10.3 million, compared to $9.1 million a year ago, while interest expense grew to $2.5 million for the quarter ended March 31, 2005, as compared to $2.1 million for the like period in 2004. Noninterest income grew to $1.7 million, from $1.4 million in the first quarter last year, while noninterest expense grew a nominal 5% to $6.0 million, compared to $5.7 million in the quarter ended March 31, 2004.

“The growth in noninterest income included a gain on sale of real estate,” Cann said. “Although income from the sale of mortgage loans into the secondary market has decreased, I expect loan sales will climb back up in the future since we’ve entered into an agreement to sell a portion of our indirect auto loan production.”

“We continue to keep an eye on operating expenses,” stated Shields, “and, in spite of the costs of our Friday Harbor branch opening in January and the substantial costs associated with Sarbanes-Oxley Act compliance, we held the increase in noninterest expense to a modest 5%. Our efforts are reflected in the efficiency ratio, which improved to 63.10%, compared to 67.36% in the first quarter last year.”

EARNINGS TELECONFERENCE & WEBCAST

Management will host a conference call today, April 20, at 12:00 noon PDT (3:00 pm EDT) to discuss results for the first quarter. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2130, or to listen to the call live from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for three weeks at (303) 590-3000, using access code 11027462#.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.

   www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, resale of mortgage loans into the secondary market, maintenance of the net interest margin, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the company’s expansion efforts. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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WBCO – 1Q05 Profits Up 87%
April 20, 2005
Page Three

CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands except per share data)	March 31, 2005	December 31, 2004	March 31, 2004
Assets
Cash and Due from Banks	$20,855	$16,814	$19,881
Interest-Earning Deposits with Banks	736	1,119	352
Fed Funds Sold	1,005	—	22,445

Total Cash and Cash Equivalents	22,596	17,933	42,678

Investment Securities Available for Sale	19,059	19,304	12,499
Investment Securities Held to Maturity	—	—	14,583

Total Securities	19,059	19,304	27,082

Subsidiary Investment in the Trust	283	295	334
FHLB Stock	1,984	1,976	2,303

Loans Held for Sale	5,684	8,311	8,936

Loans Receivable	590,431	579,980	521,701
Less: Allowance for Loan Losses	(8,052)	(7,903)	(6,480)

Loans, Net (1)	582,379	572,077	515,221

Premises and Equipment, Net	20,987	20,375	19,847
Bank Owned Life Insurance	10,302	10,217	—
Other Real Estate Owned	924	1,222	443
Other Assets	7,918	6,014	6,390

Total Assets	$672,116	$657,724	$623,234

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing	$85,891	$77,820	$84,116
Interest-Bearing	288,159	274,999	253,542
Time Deposits	213,489	210,182	209,677

Total Deposits	587,539	563,001	547,335

FHLB Overnight Borrowings	9,000	22,000	—
Other Borrowed Funds	5,000	5,000	12,500
Junior Subordinated Debentures	15,007	15,007	15,007
Other Liabilities	4,395	3,125	3,027

Total Liabilities	620,941	608,133	577,869

Shareholders' Equity:
Preferred Stock (no par value)
Authorized 20,000 Shares:
None Outstanding	—	—	—

Common Stock (no par value)
Authorized 10,000,000 Shares:
Issued and Outstanding 7,290,824 at 3/31/05,
7,239,052 at 12/31/04 and 7,211,665 at 3/31/04 (2)	31,586	31,516	31,281
Retained Earnings	19,576	17,928	14,025
Unrealized Gain on Securities Available for Sale, Net of Tax	13	147	59

Total Shareholders' Equity	51,175	49,591	45,365

Total Liabilities and Shareholders' Equity	$672,116	$657,724	$623,234

(1) March 31, 2004 is restated to exclude Loans Held for Sale.
(2) Re-stated for 4-for-3 stock split announced on 4/19/2005.

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WBCO – 1Q05 Profits Up 87%
April 20, 2005
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CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) ($ in thousands, except per share data)	Three Months Ended March 31,
	2005	2004
Interest Income
Loans	$10,094	$8,773
Taxable Investment Securities	88	108
Tax Exempt Securities	80	163
Other	31	41

Total Interest Income	10,293	9,085

Interest Expense
Deposits	2,117	1,773
Other Borrowings	169	146
Junior Subordinated Debentures	237	180

Total Interest Expense	2,523	2,099

Net Interest Income	7,770	6,986

Provision for Loan Losses	425	825

Net Interest Income after Provision for Loan Losses	7,345	6,161

Noninterest Income
Service Charges and Fees	699	746
Income from the Sale of Loans	172	278
Other Income	790	358

Total Noninterest Income	1,661	1,382

Noninterest Expense
Compensation and Employee Benefits	3,431	3,485
Occupancy and Equipment	957	971
Office Supplies and Printing	185	153
Data Processing	118	116
Consulting and Professional Fees	266	131
Other	1,030	849

Total Noninterest Expense	5,987	5,705

Income Before Income Taxes	3,019	1,838
Provision for Income Taxes	976	620

Income from Continuing Operations	2,043	1,218
Loss from Discontinued Operations, Net of Tax	—	(123)

Net Income	$2,043	$1,095

Earnings per Common Share (1)
Basic
Continuing Operations	$0.28	$0.17
Discontinued Operations	—	(0.02)

Net Income	$0.28	$0.15

Diluted
Continuing Operations	$0.27	$0.17
Discontinued Operations	—	(0.02)

Net Income	$0.27	$0.15

Average Number of Common Shares Outstanding (1)	7,249,213	7,185,039
Fully Diluted Average Common and Common Equivalent Shares Outstanding (1)	7,521,261	7,461,497

(1) Re-stated for 4-for-3 stock split announced on 4/19/2005

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April 20, 2005
Page Five

	Three Months Ended March 31,
FINANCIAL STATISTICS (unaudited) ($ in thousands, except per share data)	2005	2004
Revenues (1)	$9,488	$8,470

Averages
Total Assets	$659,647	$591,930
Loans and Loans Held for Sale	$585,952	$515,732
Interest Earning Assets	$610,170	$553,305
Deposits	$569,105	$511,730
Shareholders' Equity	$49,891	$44,489

Financial Ratios
Return on Average Assets, Annualized	1.24%	0.74%
Return on Average Equity, Annualized	16.38%	9.85%
Average Equity to Average Assets	7.56%	7.52%
Efficiency Ratio (2) (3)	63.10%	67.36%
Net Interest Margin (3)	5.20%	5.15%
Net Interest Spread	4.92%	4.87%

	March 31, 2005	December 31, 2004	March 31, 2004

Period End
Book Value Per Share (4)	$7.02	$6.85	$6.29

Credit Quality	Three Months Ended March 31,
Allowance for Loan Losses Activity:	2005	2004
Balance at Beginning of Period	$7,903	$6,116
Indirect Loans:
Charge-offs	(318)	(407)
Recoveries	82	117

Indirect Net Charge-offs	(236)	(290)

Other Loans:
Charge-offs	(265)	(255)
Recoveries	225	84

Other Net Charge-offs	(40)	(171)

Total Net Charge-offs	(276)	(461)

Provision for loan losses	425	825

Balance at end of period	$8,052	$6,480

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized	0.96%	1.10%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (5)	0.03%	0.17%
Net Charge-offs to Average Total Loans (5)	0.19%	0.36%

(1) Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2) Efficiency ratio is noninterest expense divided by the sum of fully tax-equivalent net interest income and noninterest income.
(3) Fully tax-equivalent is a nonGAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin and efficiency ratio for comparative purposes.
(4) Adjusted for the 4-for-3 stock split announced on 4/19/2005.
(5) Excludes Loans Held for Sale.

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WBCO – 1Q05 Profits Up 87%
April 20, 2005
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FINANCIAL STATISTICS (unaudited) ($ in thousands, except per share data)	March 31, 2005	December 31, 2004	March 31, 2004
Nonperforming Assets
Nonperforming Loans (1)	$2,655	$2,812	$4,512
Other Real Estate Owned	924	1,222	443

Total Nonperforming Assets	$3,579	$4,034	$4,955

Nonperforming Loans to Loans (2)	0.45%	0.48%	0.86%
Nonperforming Assets to Assets	0.53%	0.61%	0.80%
Allowance for Loan Losses to Nonperforming Loans	303.28%	281.05%	143.62%
Allowance for Loan Losses to Nonperforming Assets	224.98%	195.91%	130.78%
Allowance for Loan Losses to Loans (2)	1.36%	1.36%	1.24%

Loan Composition

Commercial	$81,741	$80,927	$88,384
Real Estate Mortgages:
1 - 4 Family Residential (2)	43,825	46,242	36,627
Commercial	181,190	173,280	144,046
Real Estate Construction	106,789	105,940	76,251
Consumer:
Indirect	98,059	97,856	105,875
Direct	78,476	75,360	70,080
Deferred Fees	351	375	438

Total Loans	$590,431	$579,980	$521,701

(1) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
(2) Excludes Loans Held for Sale.

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NOTE: Transmitted on Business Wire at 3:30 a.m. PDT, April 20, 2005.